UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2010

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 7, 2010, HealthSouth Corporation (the “Company”) completed its registered public offering of $275.0 million aggregate principal amount of 7.250% Senior Notes due 2018 (the “2018 Notes”) at a public offering price of 100.00% of the principal amount, and $250.0 million aggregate principal amount of 7.750% Senior Notes due 2022 (the “2022 Notes,” and together with the 2018 notes, the “Notes”).  The Company entered into the following material agreements governing the terms of the Notes: (i) the indenture, dated as of December 1, 2009 (the “Base Indenture”), between the Company and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”), (ii) the second supplemental indenture, dated October 7, 2010 (the “2018 Supplemental Indenture”), among the Company, the subsidiary guarantors named therein and the Trustee, and (iii) the third supplemental indenture, dated October 7, 2010 (the “2022 Supplemental Indenture”), among the Company, the subsidiary guarantors named therein and the Trustee.  The 2018 Notes mature on October 1, 2018 and bear interest at 7.250% per annum, payable semiannually in arrears on April 1 and October 1, beginning on April 1, 2011.  The 2022 Notes mature on September 15, 2022 and bear interest at 7.750% per annum, payable semiannually in arrears on March 15 and September 15, beginning on March 15, 2011.  The Notes are jointly and severally guaranteed on a senior unsecured basis by all of the Company’s existing and future subsidiaries that guarantee borrowings under its credit facility and other capital markets debt.  The Notes and related guarantees rank equal in right of payment to the Company’s current and future senior debt and senior in right of payment to any future subordinated debt.  The Notes are effectively subordinated to the Company’s current and future secured debt, to the extent of the value of the assets securing such debt, and any liabilities of the Company’s non-guarantor subsidiaries. The indentures relating to the Notes contain restrictive covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to, among other things, incur or guarantee additional indebtedness; pay dividends on, or redeem or repurchase, its capital stock; make investments; and merge, consolidate, or transfer all or substantially all of its assets.

The descriptions of the provisions of the Base Indenture, the 2018 Supplemental Indenture and the 2022 Supplemental Indenture are summary in nature and are qualified in their entirety by reference to the provisions of the definitive agreements.  The Base Indenture was filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2009, and is incorporated herein by reference.  The 2018 Supplemental Indenture and the 2022 Supplemental Indenture, which include the form of 2018 Notes and 2022 Notes, are attached hereto as Exhibits 4.2 and 4.3, respectively, and incorporated herein by reference.

Item 8.01. Other Events

The expenses relating to the offering of the Notes are estimated to be as follows:

Amount to be paid
SEC Registration Fee	$37,433
Accounting Fees and Expenses	75,000
Legal Fees and Expenses	163,067
Printing Expenses	35,000
Trustee’s Fees and Expenses	21,000
Rating Agency Fees	493,500
Total	$825,000

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

4.1
Indenture, dated as of December 1, 2009, between HealthSouth Corporation and The Bank of Nova Scotia Trust Company of New York, as trustee (incorporated herein by reference to Exhibit 4.7.1 to HealthSouth’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.2	Second Supplemental Indenture, dated October 7, 2010, between HealthSouth Corporation, the subsidiary guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as trustee.
4.3	Third Supplemental Indenture, dated October 7, 2010, between HealthSouth Corporation, the subsidiary guarantors named therein and The Bank of Nova Scotia Trust Company of New York, as trustee.
4.4	Form of 7.250% Senior Notes due 2018 (included in Exhibit 4.2).
4.5	Form of 7.750% Senior Notes due 2022 (included in Exhibit 4.3).
5.1	Opinion of Alston & Bird LLP.
23.1	Consent of Alston & Bird (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH Corporation

Dated: October 11, 2010	By:	/s/ JOHN P. WHITTINGTON
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary